UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.__________ )

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Wanger Advisors Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WANGER ADVISORS TRUST

Wanger U.S. Smaller Companies
Wanger International Small Cap
Wanger Select
Wanger International Select
(each a “Fund,” and collectively, the “Funds”)

227 West Monroe Street, Suite 3000
Chicago, Illinois 60606-5016

July 20, 2006

Dear Investor:

You are cordially invited to attend a special meeting of shareholders of Wanger Advisors Trust (the “Meeting”), which will be held on Monday, September 11, 2006, at 9:00 a.m. Central time, at the offices of Columbia Wanger Asset Management, L.P., 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

The only matter scheduled for consideration at the meeting is the election of trustees, which would result in the election of new trustees and an increase in the number of trustees, as more fully discussed in the proxy statement.  Two of the nominees are currently serving as trustees, and nine other nominees are trustees of Columbia Acorn Trust.  All of the nominees are named in the attached proxy statement.

Included in this booklet is information about the Meeting, including:

•      A Notice of Special Meeting that summarizes the issues on which you are being asked to vote; and

•      A Proxy Statement for the Meeting that provides more detailed information on the specific issues being considered at the Meeting.

Also enclosed are your ballot and a postage-paid return envelope.

Although we would like very much to have each shareholder and contract owner attend this meeting, we realize that may not be possible.  Whether or not you plan to be present, we need your vote.  We urge you to record your voting instructions by telephone, via the Internet or by completing, signing and returning the enclosed proxy card(s) promptly.  A postage-paid envelope is enclosed for mailing, and telephone and Internet voting instructions are listed at the top of your proxy card(s).

Your vote is important.  A prompt response on your part will help to ensure that your interests are represented.  If you have any questions about the meeting, please call a Wanger customer service representative at (888) 492-6437 or contact your financial advisor.

Sincerely,

Patricia H. Werhane
Chairperson of the Board

WANGER ADVISORS TRUST

Wanger U.S. Smaller Companies
Wanger International Small Cap
Wanger Select
Wanger International Select
(each a “Fund,” and collectively, the “Funds”)

227 West Monroe Street, Suite 3000
Chicago, Illinois 60606-5016

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 11, 2006

To the Shareholders of the Funds.

A Special Meeting of Shareholders (the “Meeting”) of Wanger Advisors Trust (“WAT”) has been called to be held on Monday, September 11, 2006, at 9:00 a.m., Central time, at the offices of Columbia Wanger Asset Management, L.P., 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606, to

Elect eleven trustees and;

transact any other business that properly comes before the Meeting, or any adjournment thereof.

The Board of Trustees has fixed the close of business on July 14, 2006, as the record date for the determination of the shareholders of the Funds entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

The board recommends that you vote for the election of all of the nominees.

By order of the Board,

Bruce H. Lauer
Secretary

July 20, 2006

YOUR VOTE IS IMPORTANT.  PLEASE SEE THE ENCLOSED PROXY STATEMENT AND OTHER MATERIALS FOR INSTRUCTIONS ON HOW TO VOTE EASILY AND QUICKLY.

WANGER ADVISORS TRUST

Wanger U.S. Smaller Companies
Wanger International Small Cap
Wanger Select
Wanger International Select
(each a “Fund,” and collectively, the “Funds”)

227 West Monroe Street, Suite 3000
Chicago, Illinois 60606-5016

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Trustees (the “Current Board” or the “Current Trustees”) of Wanger Advisors Trust (“WAT”) in connection with the solicitation of proxies for use at the special meeting of the shareholders of the Funds (the “Meeting”) to be held on Monday, September 11, 2006, at 9:00 a.m., Central time, at the offices of Columbia Wanger Asset Management, L.P. (“CWAM”), 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606, and at any adjournment thereof.

Shares of the Funds are available as a pooled funding vehicle for variable life insurance policies and variable annuity contracts (each a “Contract”) offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”).  Shares of the Funds also may be offered directly to certain pension plans and retirement arrangements and accounts permitting accumulation of funds on a tax-deferred basis (“Retirement Plans.”)  The Participating Insurance Companies own shares of the Funds as depositors for the owners of their respective Contracts (each a “Contract Owner”).  Thus, individual Contract Owners are not the “shareholders” of the Fund.  Rather, the Participating Insurance Companies and their separate accounts are the shareholders.  To the extent required to be consistent with the interpretations of voting requirements by the staff of the Securities and Exchange Commission (the “SEC”), each Participating Insurance Company will offer to Contract Owners the opportunity to instruct it as to how it should vote shares held by it and the separate accounts.  This Proxy Statement is, therefore, furnished to Contract Owners entitled to give voting instructions with regard to the Funds.  All persons entitled to direct the voting of shares of any Fund, whether or not they are shareholders, are described as voting for purposes of this Proxy Statement.

It is expected that the Notice of Meeting, Proxy Statement and proxy cards will first be mailed, or otherwise made available, to shareholders and Contract Owners on or about July 28, 2006.  Please read this Proxy Statement and keep it for future reference.

The Meeting has been called to elect trustees (the “Proposal”).  This Proxy Statement contains information you should know before voting on the Proposal.

With respect to the Proposal, the shareholders of all Funds will vote together on the election of trustees.

Timely, properly executed proxies will be voted as you instruct.  A Participating Insurance Company must vote the shares of the Funds held in its name as directed by its Contract Owners.  In the absence of voting directions on any voting instruction form that is signed and returned by a Contract Owner, the Participating Insurance Company will vote the interest represented thereby for the eleven Nominees.  If a Participating Insurance Company does not receive voting instructions for some of the shares of the Funds held by the Company under the Contracts, it will vote all of those shares with respect to the Proposal, either for or withholding the vote from one or more Nominees, in the same proportion as the votes on the shares of the Funds for which it has received instructions from Contract Owners (i.e., “echo voting”).  The solicitation is being made primarily by the mailing of this Proxy Statement and the accompanying proxy card.  Supplemental solicitations of proxies may be made by personal interview, mail, telephone, facsimile or electronic mail (“e-mail”) by officers and Current Trustees, officers and employees of Columbia Management Group, LLC (“CMG”) or one of its affiliates and other representatives of WAT.  In addition, Computershare Fund Services, 280 Oster Avenue, Hauppauge, New York 11788, has been engaged to assist in the solicitation of proxies.  CMG or one of its affiliates will bear the costs incurred in connection with the solicitation of proxies, the costs of holding the Meeting, and other expenses associated with obtaining the approval of the Funds and their shareholders.

Shareholders of record at the close of business on July 14, 2006 (the “Record Date”) are entitled to receive notice of, and to vote at, the Meeting or any adjournment(s) thereof.  Shareholders of a Fund on the Record Date shall be entitled to one vote for each whole share held, as to any matter on which they are entitled to vote, and each fractional share shall be entitled to a proportionate fractional vote.

PROPOSAL:  ELECTION OF TRUSTEES

Summary

The Current Board has nominated for election as trustees eleven individuals (each a “Nominee” and collectively the “Nominees”) for election to the Unified Board, as defined below.  Two of the Nominees are Current Trustees.  The remaining nine Nominees are currently trustees of Columbia Acorn Trust (“Acorn” and together with WAT, the “Trusts”), a registered investment company managed by CWAM, the investment adviser of WAT.  Each Nominee has indicated that he or she is willing to serve as a trustee of WAT if elected.

Reason for the Proposed Change and Current Board’s Recommendation

The Current Board determined that it would be in the best interest of the Funds and their shareholders for the Current Board to align the membership of the WAT board with the membership of the Acorn Board, creating one board that would assume the governance and fiduciary duties of the Trusts (the “Unified Board”).  The Current Board believes that it would be beneficial for a single group of trustees to have direct oversight and responsibility for all of the United States registered or domestic mutual funds advised by CWAM (other than mutual funds for which CWAM serves as a subadviser), the investment adviser of the Trusts.  Furthermore, the

Current Board believes that this combined approach would promote efficiency and provide additional consistency and clarity to the existing WAT governance process.

Nominees

On June 7, 2006, the Current Trustees unanimously approved the constitution of the Unified Board consisting of eleven trustees, to serve for the respective terms specified in WAT’s Agreement and Declaration of Trust, except for Patricia H. Werhane, chairperson of the Current Board, who would serve on the Unified Board for approximately one year from the date of its election and would resign her position as chairperson of the Current Board.  Robert E. Nason, chairman of the Acorn board, would become the chairman of the Unified Board.

The Current Board met to discuss trustee candidates and, after due consideration, decided to recommend to shareholders the following Nominees:

Margaret Eisen
Jerome Kahn , Jr.
Steven N. Kaplan
David C. Kleinman
Charles P. McQuaid
Allan B. Muchin
Robert E. Nason
James A. Star
Ralph Wanger
Patricia H. Werhane
John A. Wing

Set forth below is information concerning each of the Nominees.

Name, Age and Address(1)	Trustee Since	Principal Occupation(s) during Past Five Years	Other Directorships Held

Nominees who are not interested persons of WAT:

Margaret Eisen (Age 53)	New Nominee

Chief Investment Officer, EAM International LLC (corporate finance and asset management) since 2003; prior thereto, managing director, DeGuardiola Advisors (investment bank); formerly managing director, North American Equities at General Motors Asset Management, and director of Worldwide Pension

Antigenics, Inc. (biotechnology and drugs); Lehman Brothers/First Trust Income Opportunity Fund (high-yield closed-end fund) from 2003 to May 2006; Columbia Acorn Trust.

Name, Age and Address(1)	Trustee Since	Principal Occupation(s) during Past Five Years	Other Directorships Held

Investments for DuPont Asset Management.

Jerome Kahn, Jr. (Age 72)	New Nominee	Portfolio manager and stock analyst and former president, William Harris Investors, Inc. (investment adviser).	Columbia Acorn Trust.

Steven N. Kaplan (Age 46)	New Nominee	Neubauer Family Professor of Entrepreneurship and Finance, Graduate School of Business, University of Chicago.	Morningstar, Inc. (provider of independent investment research); Accenture Health (health and life sciences consulting firm); Columbia Acorn Trust.

David C. Kleinman (Age 70)	New Nominee	Adjunct professor of strategic management, University of Chicago Graduate School of Business; Business consultant.	Sonic Foundry, Inc. (software); Irex Corp. (insulation contracting); Columbia Acorn Trust.

Allan B. Muchin (Age 70)	New Nominee	Chairman emeritus, Katten Muchin Rosenman LLP (law firm).	Columbia Acorn Trust.

Robert E. Nason (Age 69)	New Nominee

Consultant and private investor; formerly executive partner, chief executive officer and member of the executive committee of Grant Thornton, LLP (public accounting firm) and member of the policy board of Grant Thornton International.

Columbia Acorn Trust.

James A. Star (Age 45)	New Nominee

President, Longview Management Group LLC (investment advisor) since 2003, prior thereto portfolio manager; vice president, Henry Crown and Company (investment firm); president and chief investment officer, Star Partners (hedge fund) 1998-2003.

Columbia Acorn Trust.

Name, Age and Address(1)	Trustee Since	Principal Occupation(s) during Past Five Years	Other Directorships Held

Patricia H. Werhane (Age 70)	1998

Ruffin Professor of Business Ethics, Darden Graduate School of Business Administration, University of Virginia, since 1993; Senior Fellow of the Olsson Center for Applied Ethics, Darden Graduate School of Business Administration, University of Virginia, and Wicklander Chair of Business Ethics and Director of the Institute for Business and Professional Ethics, DePaul University, since 2003.

Columbia Acorn Trust.

John A. Wing (Age 69)	New Nominee

Frank Wakely Gunsaulus Professor of Law and Finance, and chairman of the Center for the Study of Law and Financial Markets, Illinois Institute of Technology; partner, Dancing Lion Investment Partnership; formerly chairman of the board and chief executive officer of ABN-AMRO Incorporated (formerly named The Chicago Corporation, a financial services firm) and chief executive officer of Market Liquidity Network, LLC.

AmerUs Life Holdings, Inc. (life insurance); LDF, Inc. and Labe Federal Bank (banking); Margo Caribe, Inc. (farming); Columbia Acorn Trust.

Nominees who are interested persons of WAT:

Charles P. McQuaid(2) (Age 52)	New Nominee

President of Wanger Advisors Trust, since 1994; President and Chief Investment Officer, CWAM since 2003; Portfolio manager since 1995 and director of research, principal 1992-2003; Wanger Asset Management, L.P.; president since 2003, Columbia Acorn Trust.

Columbia Acorn Trust.

Name, Age and Address(1)	Trustee Since	Principal Occupation(s) during Past Five Years	Other Directorships Held

Ralph Wanger(3) (Age 72)	1994

Founder, former president, chief investment officer and portfolio manager, CWAM 1992-2003; president of Columbia Acorn Trust, 1992-2003; president, Wanger Advisors Trust, 1994-2003; adviser to CWAM, 2003-2005.

			Columbia Acorn Trust.

(1)             The address of each Nominee is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(2)             Nominee who is an “interested person” of WAT and of CWAM, as defined in the Investment Company Act of 1940 (the “1940 Act”), because he is an officer of WAT and/or because he is an employee or other affiliated person of CWAM.

(3)             Nominee who is treated as an “interested person” of WAT and of CWAM, as defined in the 1940 Act, because he is a former officer of WAT, former employee of CWAM and former consultant to CWAM.

For information regarding the executive officers of WAT, see Appendix A to this proxy statement.

Current Trustees Not Standing for Reelection

In order to facilitate the creation of the Unified Board, Jerome L. Duffy and Kathryn A. Krueger, current trustees of WAT, are not standing for reelection.

Nominee Compensation

The following table sets forth the total compensation (including any amounts deferred) of the Nominees for their services as trustees of WAT and/or and as trustees or directors of all of the registered investment companies advised by CMG or its affiliates (the “Fund complex”) during the fiscal year ended December 31, 2005:

Name of Nominee	Aggregate Compensation from WAT	Total Compensation from Fund Complex
Margaret Eisen	N/A	$115,000
Jerome Kahn, Jr.(1)	N/A	120,000
Steven N. Kaplan(1)	N/A	105,000
David C. Kleinman	N/A	81,750
Charles P. McQuaid	N/A	0
Allan B. Muchin(1)	N/A	72,000
Robert E. Nason(1)	N/A	133,500
James A. Star(2)	N/A	N/A
Ralph Wanger(3)	$5,750	13,625
Patricia H. Werhane(4)	57,000	57,000
John A. Wing(1)	N/A	101,250

(1)             Includes fees deferred during the year pursuant to the Acorn deferred compensation plan.  As of December 31, 2005, the value of each of the deferred compensation accounts in the Acorn Funds for Messrs. Kahn, Kaplan, Muchin, Nason and Wing was $702,601, $293,722, $126,041, $869,253, and $370,412, respectively.

(2)             Mr. Star was elected a trustee of Acorn on March 7, 2006.

(3)             Mr. Wanger became eligible for compensation on November 15, 2005.

(4)             Ms. Werhane was elected a trustee of Acorn on June 6, 2006.

Shareholder Communications

Shareholders may communicate with the Current Board or the Nominees as a group or individually.  Any such communications should be sent to the Board of Wanger Advisors Trust or an individual Nominee in writing, c/o the Secretary of Wanger Advisors Trust, Columbia Wanger Asset Management, L.P., 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

Nominee Share Ownership

The table in Appendix B shows, as of December 31, 2005, the dollar range of equity securities beneficially owned by each Nominee (i) in each of the Funds, and (ii) in all funds overseen by the Nominee in the Fund Complex.  None of the Nominees or officers owned shares of the Funds, which are issued in connection with investments in and payments under certain qualified and non-qualified variable annuity contracts and variable life insurance policies issued through separate accounts of Participating Insurance Companies and in connection with Retirement Plans.

Current Trustees’ Meetings and Committees

The trustees of WAT are responsible for the overall management and supervision of WAT’s affairs.  For the fiscal year ended December 31, 2005, the Current Board held 7 meetings (4 regular meetings and 3 special meetings).  WAT does not have a formal policy on attendance at board meetings.  WAT is not required under the Declaration of Trust to hold annual meetings, but has voluntarily undertaken to hold meetings to elect trustees at least every five years.

The Current Board has created several committees to perform specific functions on its behalf.  The Unified Board will have a committee structure similar to the Current Board.  Information on the Current Board committees is set forth in Appendix C.

Required Vote

The affirmative vote of a plurality of the Funds’ shareholders, voting together, present at the Meeting in person or by proxy, is required for the election of each Nominee.  If a quorum of shareholders is present at the Meeting, the eleven Nominees who receive the greatest number of votes cast at the Meeting will be elected trustees to the Unified Board.  Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting, but will have no effect on the results of the vote.

OTHER INFORMATION

Certain additional information regarding CMG and its affiliates and the Meeting is presented below.

Management

CWAM, located at 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606, is the Funds’ investment adviser, as well as the investment adviser for the Acorn Funds and other institutional accounts.  CWAM is responsible for the Funds’ management, subject to the oversight of the Current Board.  CWAM and its predecessor have managed mutual funds, including the Funds, since 1992.  In its duties as investment adviser, CWAM runs the Funds’ day-to-day business, including making investment decisions and placing all orders for the purchase and sale of the Funds’ portfolio securities.

CWAM was previously named Liberty Wanger Asset Management, L.P. and its predecessor was named Wanger Asset Management, L.P. (“WAM”).  CWAM is a wholly owned subsidiary of CMG, which is an indirect wholly owned subsidiary of Bank of America Corporation (“Bank of America”).  As of December 31, 2005, CWAM managed more than $27.1 billion in assets.

CMG is located at 100 Federal Street, Boston, Massachusetts 02110.

Columbia Management Distributors, Inc. (formerly Columbia Funds Distributor, Inc.) (“CMD”), located at One Financial Center, Boston, MA 02111, is the Funds’ distributor.  CMD is a wholly owned subsidiary of CMG.

Legal Proceedings

On March 15, 2004, CMA and CMD entered into agreements in principle with the staff of the SEC and the Office of the New York Attorney General (“NYAG”) to resolve proceedings brought in connection with investigations by the SEC and NYAG of frequent trading and market timing in certain mutual funds managed by subsidiaries of CMG (collectively, the “Columbia Funds”).  Neither CWAM nor any of its officers and directors was a respondent in either proceeding.

On February 9, 2005, CMA and CMD entered into an Assurance of Discontinuance with the NYAG (the “NYAG Settlement”) and consented to the entry of a cease-and-desist order by the SEC (the “SEC Order” and together, the “Settlements”).  The Settlements contain substantially the same terms and conditions as outlined in the agreements in principle.  Although none of the Funds nor the Acorn Funds were a party to either Settlement, under the terms of the Settlements and in order for CMA to continue to provide administrative services to the Funds and the Acorn Funds, the boards of trustees of the Funds and the Acorn Funds complied voluntarily with certain requirements, including:  the continued election of an independent board chairman, which the boards had done well in advance of the regulatory proceedings; and the appointment of one or more individuals to monitor legal compliance and to add another level of assurance that the management fees to be charged to the Funds and the Acorn Funds are negotiated at arm’s length and are reasonable.

Under the terms of the SEC Order, CMA and CMD agreed, among other things, to: pay $70 million in disgorgement and $70 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to review CMA’s and CMD’s applicable supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant.  The Funds and the Acorn Funds voluntarily undertook to implement certain governance measures designed to maintain the independence of the board of trustees, including holding a meeting to elect trustees at least every five years, beginning in 2005.  The NYAG Settlement also, among other things, required CMA and its affiliates, Banc of America Capital Management, LLC and BACAP Distributors, LLC, to reduce management fees paid by the funds in the Columbia Funds complex, the Nations Funds and other related mutual funds.

Pursuant to the procedures set forth in the SEC Order, the $140 million in settlement amounts described above will be distributed in accordance with a distribution plan developed by an independent distribution consultant.  At this time, the distribution plan is under review by the SEC.  As such, any distribution to any fund or its shareholders cannot be currently determined.

A copy of the SEC Order is available on the SEC’s website at www.sec.gov.  A copy of the NYAG Settlement is available as part of the Bank of America Form 8-K filing on February 10, 2005.

In connection with events described in detail above, various parties filed suit against certain Columbia Funds, the funds’ trustees, Fleet and its affiliated entities and/or Bank of America and its affiliated entities.  More than 300 cases, including those filed against entities unaffiliated with the funds, the funds’ trustees, Fleet and its affiliated entities and/or Bank of America and its affiliated entities, have been transferred to the Federal District Court in Maryland and consolidated in a multi-district proceeding (the “MDL”).  The fund derivative plaintiffs allege that the funds were harmed by market timing and late trading activity and seek, among other things, removal of the trustees of the funds, removal of CMA and CMD, disgorgement of all management fees and monetary damages.

The MDL court subsequently entered Orders dismissing the claims against the independent trustees.  On April 4, 2006, all of the parties to the MDL proceeding executed a letter settlement agreement intended to fully resolve all of the lawsuits consolidated in the MDL as well as a case originally filed in the state court in Madison County, Illinois challenging the manner in which the net asset value of the Columbia mutual funds are established each day.  The settlement has not yet been finalized or approved by the court.

In 2004, certain mutual funds advised by CMA, CWAM and their affiliates, along with the trustees, advisers and affiliates of those funds, were named as defendants in several putative shareholder class and fund derivative actions alleging, inter alia, that the fees and expenses paid by the funds are excessive and that the advisers and their affiliates used fund assets for improper purposes.  On March 2, 2005, the actions were consolidated in the Massachusetts federal district court and plaintiffs filed a consolidated complaint on June 9, 2005.

On November 30, 2005, the court dismissed all of the claims alleged against all of the parties in the consolidated complaint.  Plaintiffs timely filed a notice of appeal of the district court’s dismissal order with the First Circuit Court of Appeals.  The parties subsequently executed a settlement term sheet to fully resolve all claims in the litigation.  The settlement has not yet been finalized or approved by the court.

Change in Independent Registered Public Accountant

On April 13, 2004 the Funds’ former independent registered public accountant resigned following the merger of Fleet and Bank of America in which CWAM became an indirect wholly owned subsidiary of Bank of America.  The former independent registered public accountant had issued an unqualified opinion on the 2002 and 2003 audits of the Funds and had reported no material weaknesses in internal controls.  There were no disagreements with the former independent registered public accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  The former independent registered public accountant resigned because it had a significant banking relationship with a subsidiary of Bank of America.  The Current Board engaged PricewaterhouseCoopers LLP (“PwC”) to serve as the Funds’ independent registered public accountant on July 13, 2004.

Fees Paid to the Independent Registered Public Accountant

The following table sets forth the aggregate fees billed by WAT’s independent registered public accountant for WAT’s last two fiscal years for professional services rendered for (i) audit services, including the audit of each Fund’s financial statements and services normally provided in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) audit-related services associated with the review of the Funds’ semiannual financial statements; (iii) tax services and, primarily, reviews of Fund tax returns; and (iv) other services.  The table includes amounts related to non-audit services that would have been subject to pre-approval if SEC rules relating to the pre-approval of non-audit services had been in effect at that time.  All of the audit fees, audit-related fees, tax fees and other fees billed by WAT’s independent registered public accountant for services provided to the Funds during its most recent fiscal year were pre-approved by the Audit Committee of the Current Board.

The fees billed by WAT’s current independent registered public accountant for the fiscal years ended December 31, 2005 and December 31, 2004 for audit-related services, tax services or other services provided to CMG or an affiliate of CMG for engagements that related directly to the operations or financial reporting of each Fund were $104,200 and $93,500, respectively.

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2005	$85,000	$13,800	$11,600	$0
2004	$82,000	$10,400	$11,000	$0

The fees paid to WAT’s former or current independent registered public accountants for non-audit services to WAT, CMG and affiliates of CMG were $129,600 for the fiscal year ended December 31, 2005 and $114,900 for the fiscal year ended December 31, 2004.

The Audit Committee of the Current Board has determined that the provision of the services described above is compatible with maintaining the independence of PwC.

Other Business

The Meeting has been called to transact any business that properly comes before it.  The only business that management of the Funds intends to present or knows that others will present is the Proposal.  If any other matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, the persons named as proxies intend to vote the proxies for shares in accordance with their judgment, unless the Secretary of WAT has previously received written contrary instructions from the shareholder entitled to vote the shares.

Outstanding Shares and Significant Shareholders

All shareholders of record at the close of business on the Record Date are entitled to one vote for each share held on that date and to fractional votes for any fractional shares held on that date.  The table in Appendix D lists for each Fund the total number of shares outstanding as of the close of business on the Record Date and entitled to vote at the Meeting.  The table in Appendix E lists the holders of more than five percent of the shares of each Fund as of the close of business on the Record Date.

Information About the Meeting and the Voting and Tabulation of Proxies

As discussed above, shares of the Funds are offered only to Participating Insurance Companies to fund benefits under Contracts and to Retirement Plans.  Currently, shares of the Funds are held by separate accounts, or subaccounts thereof, of various Participating Insurance Companies.  Those shares are owned by the Participating Insurance Companies as depositors for their respective Contracts issued to individual Contract Owners or to a group (e.g., a defined benefit plan) in which Contract Owners participate.  Contract Owners have the right to instruct the Participating Insurance Companies on how to vote the shares related to their interests through their Contracts (i.e., “pass-through voting”).  A Participating Insurance Company must vote the shares of the Funds held in its name as directed by its Contract Owners.  In the absence of voting directions on any voting instruction form that is signed and returned by a Contract Owner, the Participating Insurance Company will vote the interest represented thereby for the election of the eleven Nominees.  If a Participating Insurance Company does not receive voting instructions for some of the shares of the Funds held by the Company under the Contracts, it will vote all of those shares with respect to the Proposal, either for or withholding the vote from one or more Nominees, in the same proportion as the votes on the shares of the Funds for which it has received instructions from Contract Owners (i.e., “echo voting”). This Proxy Statement is used to solicit voting instructions from Contract Owners, as well as to solicit proxies from the Participating Insurance Companies and the actual shareholders of the Funds.  All persons entitled to direct the voting of shares, whether or not they are shareholders, are described as voting for purposes of this Proxy Statement.

Any proxy may be revoked at any time prior to its being exercised by written notification received by WAT’s Secretary, by the execution of a later dated proxy or by attending the Meeting and voting in person.  Only a shareholder may execute or revoke a proxy.  If you are a Contract Owner, you should consult your Participating Insurance Company if you wish to revoke your voting instructions after providing them to the Participating Insurance Company.

Votes cast in person or by proxy at the Meeting will be counted by persons appointed by the Funds as tellers for the Meeting (the “Tellers”).  Thirty percent of the shares outstanding on the Record Date and entitled to vote, present at the Meeting in person or represented by proxy, constitutes a quorum for the transaction of business at the Meeting.

Eleven trustees are to be elected by a plurality of the shares of the Funds, voting together, represented at the Meeting in person or by proxy, if a quorum is present.  Since the number of trustees to be elected has been fixed at eleven, that means that if a quorum of shareholders is present at the Meeting, the eleven nominees who receive the greatest number of votes cast at the Meeting will be elected trustees of the Unified Board.  Only shareholders of record on July 14, 2006 may vote.

In determining whether a quorum is present, the Tellers will count shares represented by proxies that reflect abstentions, and “broker non-votes,” as shares that are present and entitled to vote.  With respect to the Proposal, withheld authority, abstentions and broker non-votes have no effect on the outcome of voting.  “Broker non-votes” are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power, and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted.

Adjournments

If a quorum is not present at the Meeting, the Meeting will be adjourned to permit further solicitation of proxies.  In the event that a quorum is present at the Meeting but sufficient votes to approve the Proposal have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  A shareholder vote may be taken on the Proposal prior to such adjournment if sufficient votes have been received and it is otherwise appropriate.  Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting (including abstentions and broker non-votes) in person or by proxy.  If a quorum is present, the persons named as proxies will vote those proxies that entitle them to vote for any of the Nominees in favor of such adjournment and will vote those proxies that withhold authority to vote for all Nominees against any such adjournment.

Submission of Proposals from Shareholders at Future Meetings

The Funds do not regularly hold annual shareholder meetings, but may from time to time schedule special meetings.  In accordance with the regulations of the SEC, in order to be eligible for inclusion in a Fund’s proxy statement for such a meeting, a shareholder proposal must be received a reasonable time before the Fund prints and mails its proxy statement.

You may submit shareholder proposals c/o the Secretary of Wanger Advisors Trust, Columbia Wanger Asset Management, L.P., 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

Other Information

WAT has previously sent its most recent Annual Report and Semiannual Report for any subsequent semiannual period to its shareholders.  You may obtain a copy of the report, free of charge, by writing to CWAM, 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606, or by calling 1-888-492-6437.

Appendix A – Officer Information

The names and ages of the executive officers of WAT, the year each was first elected or appointed to office and their principal business occupations during at least the last five years are shown below.  The address of each officer of WAT is Columbia Wanger Asset Management, L.P., 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

Name, Age and Address	Position with the Trust	Year First Elected or Appointed to Office	Principal Occupation(s) during Past Five Years

Ben Andrews (Age 40)	Vice President	2004	Analyst since 1998 and portfolio manager since 2004, CWAM; vice president, Columbia Acorn Trust.

J. Kevin Connaughton (Age 42)	Assistant Treasurer	2001

Treasurer and Chief Financial Officer of the Columbia Funds and of the Liberty All-Star Funds since December 2000; treasurer of the Galaxy Funds from September 2002 through November 2005; treasurer, Columbia Management Multi-Strategy Hedge Fund, LLC from December 2002 through December 2004.

Jeffrey R. Coleman (Age 36)	Assistant Treasurer	2006

Assistant treasurer, Columbia Acorn Trust since March 2006; Group Operations Manager of CWAM since October 2004; Director of Fund Administration since January 2006; Fund Controller from October 2004 to January 2006; prior thereto, Vice President, CDC IXIS Asset Management Services, Inc. (investment management).

Michael G. Clarke (Age 35)	Assistant Treasurer	2004

Chief accounting officer and assistant treasurer of the Columbia Funds, Liberty Funds, Stein Roe Funds and All-Star Funds since October 2004; Managing Director, CWAM since February 2001; Controller of the Columbia Funds, Liberty Funds, Stein Roe Funds and All-Star Funds from May 2004 to October 2004; Assistant Treasurer from June 2002 to May 2004; prior thereto, Vice President, Product Strategy & Development of the Liberty Funds and Stein Roe Funds.

John Kunka (Age 35)	Assistant Treasurer	2006

Director of Accounting and Operations, CWAM, since May 2006; assistant treasurer, Columbia Acorn Trust, since 2006; Manager of Mutual Fund Operations, Calamos Advisors, Inc., September 2005 to May 2006; prior thereto, Manager of Mutual Fund Administration, Van Kampen Investments.

Name, Age and Address	Position with the Trust	Year First Elected or Appointed to Office	Principal Occupation(s) during Past Five Years

Bruce H. Lauer (Age 48)	Vice President, Secretary and Treasurer	1995

Chief operating officer, CWAM since April 1995; vice president, treasurer and secretary, Columbia Acorn Trust; director, Wanger Investment Company PLC and New Americas Small Cap Fund; director, Bank of America Capital Management (Ireland) Ltd.

Charles P. McQuaid (Age 52)	President	1994

President, CWAM since October 2003; Chief Investment Officer, CWAM since September 2003; senior vice president of the Trust from 1994 through September 2003; Portfolio manager since 1995 and director of research, CWAM from July 1992 through December 2003; Interim director of international research, CWAM from December 2003 until December 2004; Trustee since 1992 and president since 2003, Columbia Acorn Trust.

Joseph LaPalm (Age 36)	Vice President	2006	Chief compliance officer, CWAM since 2005; vice president, Columbia Acorn Trust, since 2006; prior thereto, compliance officer, William Blair & Company.

Robert A. Mohn (Age 44)	Vice President	1997	Analyst and portfolio manager, CWAM since August 1992; director of domestic research, CWAM since March 2004; vice president, Columbia Acorn Trust.

Louis J. Mendes (Age 41)	Vice President	2006	Analyst since 2001 and portfolio manager since 2003, CWAM; vice president, Columbia Acorn Trust; prior thereto, analyst and portfolio manager, Merrill Lynch.

Christopher Olson (Age 41)	Vice President	2001

Analyst since January 2001 and portfolio manager since August 2001, CWAM; vice president, Columbia Acorn Trust; prior thereto, director and portfolio strategy analyst, UBS Asset Management/Brinson Partners.

Michelle Rhee (Age 39)	Assistant Secretary	2006

Associate General Counsel, Bank of America; Attorney, Investment Management, Legal Department, Global Wealth & Investment Management since 2004; Associate, Junior Partner, Wilmer Cutler Pickering Hale and Dorr LLP, 1997 to 2004.

Name, Age and Address	Position with the Trust	Year First Elected or Appointed to Office	Principal Occupation(s) during Past Five Years

Robert Scales (Age 52)	Chief Compliance Officer, Senior Vice President and General Counsel	2004

Chief Compliance Officer of the Trust and Columbia Acorn Trust since 2004; Associate General Counsel, Grant Thornton LLP, 2002 to 2004; prior thereto Associate General Counsel, UBS PaineWebber (broker-dealer).

Linda Roth-Wiszowaty (Age 36)	Assistant Secretary	2006	Executive Administrator, CWAM since April 2004; prior thereto Executive Assistant to the Chief Operating Officer.

Appendix B – Nominee Share Ownership

All shares of the Funds are held of record by subaccounts of separate accounts of Participating Insurance Companies on behalf of the owners of variable life insurance (“VLI”) policies and variable account (“VA”) contracts, or by Retirement Plans, if any, on behalf of the participants therein.  At all meetings of shareholders of the Funds each Participating Insurance Company will vote the shares held of record by subaccounts of its separate accounts only in accordance with the instructions received from the VLI policy and VA contract owners on behalf of whom such shares are held, and each Retirement Plan will vote the shares held of record by participants in the Retirement Plans only in accordance with the instructions received from the participants on behalf of whom such shares are held.  Each Participating Life Insurance Company or Retirement Plan will vote all shares held by it as to which no instructions have been received in the same proportion as shares as to which it has received instructions.  Accordingly, each Participating Insurance Company disclaims beneficial ownership of the shares of the Funds held of record by the subaccounts of its separate accounts.

The following table shows the dollar range of shares of the Funds “beneficially” owned (within the meaning of that term as defined in rule 16a-1(a)(2) under the Securities Exchange Act of 1934) by each Nominee as of December 31, 2005:

Name of Nominee	Name of Fund	Dollar Range of Equity Securities in each Fund*	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Nominee in Family of Investment Companies*

Nominees who are not interested persons of WAT:

Margaret Eisen	Wanger U.S. Smaller Companies Wanger International Small Cap Wanger Select Wanger International Select	None None None None	Over $100,000

Jerome Kahn, Jr.	Wanger U.S. Smaller Companies Wanger International Small Cap Wanger Select Wanger International Select	None None None None	Over $100,000

Name of Nominee	Name of Fund	Dollar Range of Equity Securities in each Fund*	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Nominee in Family of Investment Companies*

Steven N. Kaplan	Wanger U.S. Smaller Companies Wanger International Small Cap Wanger Select Wanger International Select	None None None None	$10,001 - $50,000

David C. Kleinman	Wanger U.S. Smaller Companies Wanger International Small Cap Wanger Select Wanger International Select	None None None None	Over $100,000

Allan B. Muchin	Wanger U.S. Smaller Companies Wanger International Small Cap Wanger Select Wanger International Select	None None None None	Over $100,000

Robert E. Nason	Wanger U.S. Smaller Companies Wanger International Small Cap Wanger Select Wanger International Select	None None None None	Over $100,000

James A. Star	Wanger U.S. Smaller Companies Wanger International Small Cap Wanger Select Wanger International Select	None None None None	Over $100,000

Name of Nominee	Name of Fund	Dollar Range of Equity Securities in each Fund*	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Nominee in Family of Investment Companies*

Patricia H. Werhane	Wanger U.S. Smaller Companies Wanger International Small Cap Wanger Select Wanger International Select	None None None None	None

John A. Wing	Wanger U.S. Smaller Companies Wanger International Small Cap Wanger Select Wanger International Select	None None None None	Over $100,000

Nominee who is an interested person of WAT:

Ralph Wanger*	Wanger U.S. Smaller Companies Wanger International Small Cap Wanger Select Wanger International Select	None None None None	Over $100,000

Charles P. McQuaid*	Wanger U.S. Smaller Companies Wanger International Small Cap Wanger Select Wanger International Select	None None None None	Over $100,000

*  None of the Nominees or officers owns shares of the Funds because shares of the Funds are issued in connection with investments in and payments under certain qualified and non-qualified variable annuity contracts and variable life insurance policies issued through separate accounts of Participating Insurance Companies and in connection with Retirement Plans.  However, as of December 31, 2005, Mr. McQuaid and Mr. Wanger owned variable insurance policies which held shares of the Funds (which shares are also reported under the names of the contract issuers).  At that date, the aggregate dollar range of equity securities in the family of investment companies attributable to Mr. McQuaid’s variable annuity contract was over $100,000, and the aggregate dollar range of equity securities in the family of investment companies attributable to Mr. Wanger’s variable annuity contract was over $100,000.

As of June 30, 2006, Mr. McQuaid and Mr. Wanger owned variable insurance policies which held shares of the Funds (which shares are also reported under the names of the Participating Insurance Companies).  Including those shares, as of June 30, 2006, the Nominees and officers as a group owned beneficially less than 1% of the outstanding shares of Wanger U.S. Smaller Companies and Wanger International Small Cap.  As of June 30, 2006, the Nominees and officers as a group owned beneficially 4.64% of the outstanding shares of Wanger Select and 2.18% of the outstanding shares of Wanger International Select.

Appendix C – Current Board Committees

AUDIT COMMITTEE

Mr. Duffy (Chair), Dr. Krueger and Ms. Werhane are members of the Current Board’s Audit Committee.  Each member of the Audit Committee must be financially literate and at least one member must have prior accounting experience or related financial management expertise.  A copy of the Audit Committee charter was included in the proxy statement dated October 10, 2005.

The Audit Committee serves as an independent and objective party to monitor the Funds’ accounting policies, financial reporting and internal control systems and the work of the Funds’ independent registered public accountant.  The Audit Committee also serves to provide an open avenue of communication between the independent registered public accountant, CMG’s internal accounting staff and the Current Board.  The principal functions of the Audit Committee are to assist Current Trustee oversight of (1) the integrity of the Funds’ financial statements, (2) the Funds’ compliance with legal and regulatory requirements, (3) the independent registered public accountant’s qualifications and independence, (4) the performance of CMG’s internal audit function, and (5) the independent registered public accountant.  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accountant (including the resolution of disagreements between management and the independent registered public accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other review or attest services for the Funds.

The Audit Committee is required to pre-approve the engagement of the Funds’ independent registered public accountant to provide audit and non-audit services to the Fund and non-audit services to CMG or any entity controlling, controlled by or under common control with CMG that provides ongoing services to the Funds (“Columbia Affiliate”), if the engagement relates directly to the operations or financial reporting of the Funds.  The engagement may be entered into pursuant to pre-approval policies and procedures established by the Audit Committee.

The Audit Committee’s Charter sets forth the procedures and conditions pursuant to which services to be performed by the Funds’ independent registered public accountant are to be pre-approved.  Unless a type of service receives general pre-approval under the Charter, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accountant.

Audit Committee Report

At a meeting on March 8, 2006, the Audit Committee: (i) reviewed and discussed with management the Funds’ audited financial statements for the most recently completed fiscal year and (ii) discussed with PwC, the Funds’ independent registered public accountant, the matters required to be discussed by Statement on Auditing Standards No. 61 and other professional standards and regulatory requirements.  On September 28, 2005, the Audit Committee obtained from PwC a formal written statement consistent with Independence Standards Board Standard No. 1, “Communications with Audit Committees,” describing all relationships between PwC and the Funds or CMG and its affiliates that might bear on PwC’s independence and discussed with PwC any relationships that may impact its objectivity and independence and satisfied itself as to PwC’s independence.  Based on its review and discussion, the Audit Committee recommended to the Current Board that the audited financial statements for each Fund be included in the Funds’ Annual Report to shareholders.

Based on the recommendation from the Audit Committee and on its own review, the Current Board selected PwC as independent registered public accountant for the Funds for the fiscal year ending December 31, 2006.  Representatives of PwC are not expected to be at the Meeting.  They have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

GOVERNANCE COMMITTEE

Dr. Krueger (chair) and Ms. Werhane are members of the Current Board’s Governance Committee.  The Current Board has no separate nominating or compensation committee, and the Governance Committee performs the functions typically performed by such committees.

Among other things, the Governance Committee recommends to the Current Board nominees for election as non-interested trustees and nominees for appointment to various committees; oversees periodic evaluations of the effectiveness of the Current Board; reviews and recommends to the Current Board policies and practices to be followed in carrying out the Current Trustees’ duties and responsibilities; and reviews and makes recommendations to the Current Board regarding the compensation of the Current Trustees who are not affiliated with CWAM.  A copy of the Governance Committee charter was included in the proxy statement dated October 10, 2005.

The Governance Committee will consider candidates for trustees identified by any reasonable source, including independent Current Trustees, Fund management, Fund shareholders and other persons or entities.  However, neither the Committee nor the independent Current Trustees as a group shall consider candidates recommended by Fund management, Current Trustees or Fund shareholders on a preferential basis.  A shareholder of a Fund who wishes to nominate a candidate to the Current Board may send information regarding prospective candidates to the Governance Committee, in care of the Secretary of Wanger Advisors Trust, 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.  The information should include evidence of the shareholder’s Fund ownership, a full listing of the proposed candidate’s education, experience, current employment, date of birth, names and addresses of at least three professional references, information as to whether the candidate is not an “interested person” under the 1940 Act, the written and signed consent of the candidate to serve if elected, a description of any arrangements or understandings between the candidate, the shareholder nominating the candidate and any other person pursuant to which the recommendation is being made, a report of all shares of the Funds owned by the candidate beneficially and of record, if any, and such other information as may be helpful to the Governance Committee in evaluating the candidate.  All satisfactorily completed information packages regarding a candidate will be forwarded to a member of the Governance Committee for consideration.  Recommendations for candidates will be evaluated in light of whether the number of trustees is expected to be increased and anticipated vacancies. During times when the Governance Committee is not recruiting new board members, shareholder recommendations will be maintained on file pending the active recruitment of trustee nominees.

When considering a candidate for trustee, the Governance Committee considers, among other things, whether the prospective nominee has a distinguished record in his or her primary career, personal and professional integrity, and substantive knowledge in areas important to the Current Board’s operations, such as experience or education in finance, auditing, securities law, the workings of the securities markets, or investment advice.  For a candidate to serve as an independent trustee, independence from the Funds’ investment adviser, its affiliates and other principal service providers is critical, as is an independent and questioning mind-set.  In each case, the Governance Committee will evaluate whether a candidate is an “interested person” under the 1940 Act.  The Governance Committee also considers whether a prospective candidate’s workload would be consistent with regular attendance at board meetings and would allow him or her to be available for service on board committees, and devote the additional time and effort necessary to stay apprised of board matters and the rapidly changing regulatory environment in which the Funds operate.  Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Board’s perceptions about future issues and needs.

The Governance Committee initially evaluates prospective candidates on the basis of their resumes, considered in light of the criteria discussed above.  Those prospective candidates who appear to warrant further consideration would be contacted by a Governance Committee member by telephone to discuss the position; if there appeared to be sufficient interest, an in-person meeting with one or more of the Governance Committee members would be arranged.  If a Governance Committee member, based on the results of those contacts, believes he or she has identified a viable candidate, he or she would air the matter with the other Governance Committee members for input.  Any request by Fund management to meet with the prospective candidate would be given appropriate consideration.  The Funds have not paid a fee to third parties to assist in finding nominees.

EXECUTIVE COMMITTEE

Mr. Wanger and Ms. Werhane are members of the Current Board’s Executive Committee, which has authority to exercise the powers of the Current Board during intervals between board meetings, with certain exceptions.

COMPLIANCE/CONTRACT REVIEW COMMITTEE

Ms. Werhane (Chair), Dr. Krueger and Messrs. Scales and Duffy are members of the Current Board’s Compliance/Contract Review Committee.  Mr. Scales is a non-voting member.  The Compliance/Contract Review Committee provides oversight of the monitoring processes and controls regarding WAT’s legal, regulatory and internal rules, policies, procedures and standards other than those relating to accounting matters and oversight of compliance by WAT’s investment adviser, principal underwriter and transfer agent.  The Committee makes recommendations to the Current Trustees regarding the continuation or amendment of certain agreements and plans that are required to be approved by a majority of the independent Current Trustees.  The Committee also supervises WAT’s chief compliance officer (“CCO”) and has the authority to select or terminate the CCO and to approve the compensation of the CCO.

VALUATION COMMITTEE

Messrs. Duffy (Chair), McQuaid and Wanger are members of the Current Board’s Valuation Committee.  The Valuation Committee determines fair values of portfolio securities held by any Fund in instances as required by the valuation procedures adopted by the Current Board.

COMMITTEE MEETINGS

During 2005 the respective committees of the Current Board held the following number of meetings:

Audit Committee	2
Governance Committee	1
Executive Committee	0
Compliance/Contract Review Committee	12
Valuation Committee	18

Appendix D – Shares Outstanding and Entitled to Vote

As of the Record Date, the Funds had outstanding and entitled to vote at the Meeting the following shares of beneficial interests:

Wanger U.S. Smaller Companies	47,330,396.716

Wanger International Small Cap	34,997,508.424

Wanger Select	6,049,220.425

Wanger International Select	2,355,028.674

D-1

Appendix E – Ownership of Shares

As of the Record Date, the following persons were known to own beneficially or of record more than 5% of the outstanding securities of each of the following Funds:

Fund	Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Fund Owned

Wanger U.S. Smaller Companies	Phoenix Home Life Variable Attn. Brian Cooper 10 Krey Blvd. Rensselaer, NY 12144-9681	3,441,393.811	7.27%

	Phoenix Home Life Accumulation Acct. Attn. Brian Cooper 10 Krey Blvd. Rensselaer, NY 12144-9681	4,705,836.854	9.94%

	American Express-Managed Assets Trust: IDS Life Insurance Corp. 222 AXP Financial Center Minneapolis, MN 55474-0002	31,344,667.370	66.23%

Wanger International Small Cap	Phoenix Home Life Variable Attn. Brian Cooper 10 Krey Blvd. Rensselaer, NY 12144-9681	3,513,089.673	10.04%

	Phoenix Home Life Accumulation Account Attn. Brian Cooper 10 Krey Blvd. Rensselaer, NY 12144-9681	3,473,532.327	9.93%

	American Express-Managed Assets Trust: IDS Life Insurance Corp. 222 AXP Financial Center Minneapolis, MN 55474-0002	23,999,387.375	68.57%

Fund	Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Fund Owned

Wanger Select	ING Life Insurance & Annuity Co. ING Fund Operations 151 Farmington Ave. Hartford, CT 06156-0001	2,400,015.730	39.67%

	Sun Life Assurance Company of Canada (U.S.) c/o Sun Life Financial P.O. Box 9133 Wellesley Hills, MA 02481-9133	1,170,845.777	19.36%

	Phoenix Home Life Variable Attn. Brian Cooper 10 Krey Blvd. Rensselaer, NY 12144-9681	1,108,178.435	18.32%

	Phoenix Home Life Accumulation Acct Attn. Brian Cooper 10 Krey Blvd. Rensselaer, NY 12144-9681	919,646.213	15.20%

Wanger International Select	Phoenix Home Life Variable Attn. Brian Cooper 10 Krey Blvd. Rensselaer, NY 12144-9681	822,618.994	34.93%

	Phoenix Home Life Accumulation Acct Attn. Brian Cooper 10 Krey Blvd. Rensselaer, NY 12144-9681	881,462.977	37.43%

	Sun Life Assurance Company of Canada (U.S.) c/o Sun Life Financial P.O. Box 9133 Wellesley Hills, MA 02481-9133	421,374.044	17.89%

Fund	Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Fund Owned

	Sun Life Financial P.O. Box 9133 Wellesley Hills, MA 02481-9133	118,650.380	5.04%

COLUMBIA MANAGEMENT	PROXY

WANGER ADVISORS TRUST
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 11, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.  The undersigned hereby appoints Bruce H. Lauer, Joseph LaPalm and Rob Mohn, and each of them, with full power of substitution to each, to vote all shares at the Special Meeting of Shareholders to be held at Columbia Wanger Asset Management, L.P., 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606, on September 11, 2006 at 9:00 a.m. Central time and at any and all adjournments, as specified herein and in accordance with their best judgment, on any other business that may properly come before the meeting.

Your vote is important, no matter how many shares you own.  Please vote on the reverse side of this proxy card and sign in the space(s) provided.  Return your completed proxy card in order for your votes to be counted.

VOTE VIA THE INTERNET:	https://vote.proxy-direct.com
VOTE VIA THE TELEPHONE:	1-866-235-4258

NOTE:  Please sign exactly as name or names appear hereon.  Joint owners should each sign personally.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Shareholder sign here

Co-owner sign here

Date

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR THE PROPOSAL LISTED BELOW.  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER’S BEST JUDGMENT AS TO ANY OTHER MATTER.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. EXAMPLE:  ☒

1. To elect eleven trustees:

			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
01. Margaret Eisen	02. Jerome Kahn, Jr.	03. Steven N. Kaplan
04. David C. Kleinman	05. Allan B. Muchin	06. Robert E. Nason	☐	☐	☐
07. James A. Star	08. Patricia H. Werhane	09. John A. Wing
10. Charles P. McQuaid	11. Ralph Wanger

To withhold authority to vote for one or more of the nominees, write the corresponding number(s) of the nominee(s) on the line below.

2. To transact any other business that properly comes before the Meeting, or any adjournment(s) thereof.